UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2024

Estrella Immunopharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

(510) 318-9098

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 5, 2024, Estrella Immunopharma, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Common Stock Purchase Agreement dated April 20, 2023, as previously amended on April 26, 2023 (the “Purchase Agreement”), with White Lion Capital, LLC (“White Lion”). pursuant to which the Company may sell and issue up to $50 million of its common stock to White Lion from time to time, subject to certain terms and conditions.

The Amendment extends the term of the Purchase Agreement from December 30, 2024 to December 30, 2025. Additionally, the Amendment adds a new “Rapid Purchase” mechanism allowing for expedited settlement of share purchases compared to the standard purchase process under the original agreement. Under this new mechanism, the Company may deliver Rapid Purchase Notices to White Lion by 11:00 a.m. New York time on any business day when the Company’s common stock is not trading on an over-the-counter market, with concurrent delivery of the subject shares via DWAC to White Lion’s brokerage account. The purchase price for Rapid Purchases will be the lowest traded price of the Company’s common stock on the Rapid Purchase Notice date, with White Lion required to wire payment by 5:00 p.m. New York time on the following business day.

For Rapid Purchases, the maximum number of shares the Company can require White Lion to purchase is limited to the lesser of (i) 20% of the average daily trading volume or (ii) the investment limit divided by the highest closing price over the previous five business days, though White Lion may waive these limitations. Each Rapid Purchase remains subject to the $1,000,000 maximum purchase amount applicable to regular purchases under the Purchase Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Amendment No. 2 to Common Stock Purchase Agreement, dated December 4, 2024, by and between Estrella Immunopharma, Inc. and White Lion Capital, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Estrella Immunopharma, Inc.

	By:	/s/ Peter Xu
	Name:	Peter Xu
	Title:	Chief Financial Officer

Date: December 6, 2024

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